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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                February 27, 2003
                                (Date of Report)


                         VENTURES-NATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)


            Utah                       000-32847            87-0433444
(State or other jurisdiction          (Commission          (IRS Employer
      of incorporation)              File Number)        Identification No.)

             1855 Norman Avenue, Santa Clara, California 95054-2029
             ------------------------------------------------------
                    (Address of principal executive offices)


                                 (408) 727-7513
                                 --------------
              (Registrant's telephone number, including area code)


                 5525 South 900 East, Salt Lake City, Utah 84117
                 -----------------------------------------------
         (Former name or former address, if changed since last report.)








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Item 2. Acquisitions or Dispositions of Assets

         General

         On February 27, 2002, Ventures-National Incorporated, dba Titan General Holdings, Inc. (OTCBB: TTGH) (the "Registrant"), manufacturer of time sensitive, high tech, prototype, and pre-production printed circuit boards, acquired substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuit boards using the patented HVRFlex process ("EMC"). Pursuant to an agreement, dated February 27, 2003, between the Registrant and Eastern Bank ("Eastern Bank"), the secured lender of EMC, Eastern Bank sold to the Registrant, among other things, equipment, work-in-progress, inventory, technology, technology and patent licenses, and customer lists, by means of a foreclosure sale in accordance with the laws of the Commonwealth of Massachusetts and with the consent of EMC. The Company intends to continue to use the purchased assets to manufacture rigid-flex printed circuit boards, as well as time sensitive, high tech, prototype, and pre-production printed circuit boards.

         Pursuant to the terms of the Agreement, the purchase price was $500,000. The purchase price was determined by negotiation between the Registrant and Eastern Bank.

         The Registrant issued the press release, attached hereto as Exhibit 99.1, with respect to the above-described acquisition.

About Eastern Manufacturing Corporation:
----------------------------------------

Eastern is in the business of printed circuit board manufacturing with 27 years of solid customer relationships built on its ability to deliver a high-end technology product in a short delivery cycle. Located in Amesbury, Massachusetts, Eastern specializes in quick turn around manufacturing of exotic designs, including high layer count, buried and blind via technology, and a patented product known as HVRFlex, constructed of a variety of materials such as FR4, polyamides and Kaptontm. Eastern excels in customer service through field applications support in design and production and offers capacity to take new designs from prototypes through production. Eastern's capabilities have made it a national player in the high-end printed circuit board market place. Sales as reported by the company for the calendar year ended 12-31-02 were $8.8MM.

Ventures-National Incorporated dba Titan General Holdings, Inc.:
---------------------------------------------------------------

The Registrant is in the business of printed circuit board manufacturing with capability for expansion to include backplane assembly. The Registrant is a manufacturer of time sensitive, high tech, prototype, and pre-production printed circuit boards. Beginning in the year 2001, the Registrant and its predecessors began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt. The Registrant also obtained customer lists and orders from several of these firms, resulting in new business opportunities. Through the recent completion of these acquisitions, the Registrant is positioning to become a leading electronics contract quick-turn manufacturer serving the fastest-growing segment of time sensitive manufacturing in the $130 billion global electronics manufacturing services market. The Registrant has commenced the process of relocating and upgrading its current printed circuit board plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California. Through vertical integration, the Registrant expects to evolve its service and manufacturing operations while continuing to acquire assets and customers of struggling firms in the printed circuit board sector.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

              (a) Financial Statements of Business Acquired.

              It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable.

              (b) Pro Forma Financial Information.

              It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable.

              (c)     Exhibits.

              10.1  Secured Party's Bill of Sale
              99.1  Press Release, dated February 27, 2003



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 27, 2003

                                          VENTURES-NATIONAL INCORPORATED



                                          By: /s/ David M. Marks
                                              ---------------------------------
                                              Name:  David M. Marks
                                              Title: Chairman of the Board